Exhibit 99.1

Alliance Laundry Holdings LLC Reports 3rd Quarter 2009 Earnings

RIPON, Wis.--(BUSINESS WIRE)--November 9, 2009--Alliance Laundry Holdings LLC announced today results for the three and nine months ended September 30, 2009.

Net revenues for the quarter ended September 30, 2009 decreased $24.8 million to $92.8 million from $117.6 million for the quarter ended September 30, 2008. Our net income for the quarter ended September 30, 2009 was $9.2 million as compared to $4.2 million for the quarter ended September 30, 2008. Adjusted EBITDA (see “About Non-GAAP Financial Measures” below) for the quarter ended September 30, 2009 increased $0.5 million to $19.6 million from $19.1 million for the quarter ended September 30, 2008.

The overall net revenue decrease of $24.8 million was partly attributable to a decrease in United States and Canada revenues of $15.4 million, a decrease in Europe revenues of $4.9 million, a decrease in Middle East and Africa revenues of $2.9 million and a decrease in Latin America revenues of $2.6 million partially offset by a $1.0 million increase in Asia revenues.

Net revenues for the nine months ended September 30, 2009 decreased $65.9 million, or 18.8%, to $284.1 million from $350.0 million for the nine months ended September 30, 2008. Our net income for the nine months ended September 30, 2009 was $8.0 million as compared to $10.5 million for the nine months ended September 30, 2008. Adjusted EBITDA (see “About Non-GAAP Financial Measures” below) for the nine months ended September 30, 2009 was $55.6 million as compared to $57.3 million for the nine months ended September 30, 2008.

Included in our net income for the nine months ended September 30, 2009 was an unfavorable $13.6 million non-cash mark-to-market adjustment related to the establishment of our new asset backed facility and $6.2 million of transaction costs incurred in establishing the new asset backed facility, with no similar items in the nine months ended September 30, 2008. These expenses were incurred primarily in the quarter ended June 30, 2009.

In announcing the Company’s results, CEO Thomas F. L’Esperance said, “Excluding the impact of the unfavorable $13.6 million non-cash mark-to-market adjustment related to our new asset backed facility, revenues for the nine months were down 14.9% as compared to the same period last year which was in line with our expectations. While revenues were in line with our expectations, cost controls delivered bottom line results which slightly exceeded our expectations.”

L’Esperance concluded, “We have adjusted our operations appropriately for the current economic environment. Although market conditions continue to be difficult, we expect strong earnings performance for the balance of 2009 as our lower costs read through.”

About Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles (GAAP), we also disclose EBITDA and Adjusted EBITDA, which are non-GAAP measures. We have presented EBITDA and Adjusted EBITDA because certain covenants in our Senior Credit Facility are tied to ratios based on these measures. “EBITDA” represents net income (loss) before interest expense, income tax provision (benefit) and depreciation and amortization (including non-cash interest income), and “Adjusted EBITDA” (as defined under the Senior Credit Facility) is EBITDA as further adjusted to exclude, among other things, certain non-recurring expenses and other non-recurring non-cash charges. EBITDA and Adjusted EBITDA do not represent, and should not be considered, an alternative to net income or cash flow from operations, as determined by GAAP, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies. Our Senior Credit Facility requires us to satisfy specified financial ratios and tests, including a maximum of total debt to Adjusted EBITDA and a minimum Adjusted EBITDA to cash interest expense. To the extent that we fail to maintain either of these ratios within the limits set forth in the Senior Credit Facility, our ability to access amounts available under our Revolving Credit Facility would be limited, our liquidity would be adversely affected and our obligations under the Senior Credit Facility could be accelerated. In addition, any such acceleration would constitute an event of default under the indenture governing the Senior Subordinated Notes (the “Notes Indenture”), and such an event of default under the Notes Indenture could lead to an acceleration of our obligations under the Senior Subordinated Notes. A reconciliation of EBITDA and Adjusted EBITDA with the most directly comparable GAAP measure is included below for the three and nine months ended September 30, 2009 along with the components of EBITDA and Adjusted EBITDA.

About Alliance Laundry Holdings LLC

Alliance Laundry Holdings LLC is the parent company of Alliance Laundry Systems LLC (www.comlaundry.com), a leading designer, manufacturer and marketer in North America of commercial laundry equipment used in laundromats, multi-housing laundries and on-premise laundries. Under the well-known brand names of Speed Queen®, UniMac®, Huebsch®, IPSO®, and Cissell®, we produce a full line of commercial washing machines and dryers with load capacities from 12 to 200 pounds. We have been a leader in the North American stand-alone commercial laundry equipment industry for more than ten years. With the addition of our European Operations and Alliance Laundry’s export sales to Europe, we believe that we are also a leader in the European stand-alone commercial laundry equipment industry.

Safe Harbor for Forward-Looking Statements

With the exception of the reported actual results, this press release contains predictions, estimates and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of our business to differ materially from those expressed or implied by such forward-looking statements. Although we believe that our plans, intentions and expectations reflected in such forward-looking statements are based on reasonable assumptions, we can give no assurance that such plans, intentions, expectations, objectives or goals will be achieved. Important factors that could cause actual results to differ materially from those included in forward-looking statements include: impact of competition; continued sales to key customers; possible fluctuations in the cost of raw materials and components; possible fluctuations in currency exchange rates, which affect the competitiveness of our products abroad; possible fluctuation in interest rates, which affects our earnings and cash flows; the impact of substantial leverage and debt service on us; possible loss of suppliers; risks related to our asset backed facilities; the availability of borrowings under our Revolving Credit Facility; dependence on key personnel; labor relations; potential liability for environmental, health and safety matters; potential future legal proceedings and litigation; and other risks listed from time to time in the Company’s reports, including, but not limited to our Annual Reports on Form 10-K.

Financial information for Alliance Laundry Holdings LLC appears on the next six pages for the three and nine months ended September 30, 2009.

ALLIANCE LAUNDRY HOLDINGS LLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	September 30,	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$ 11,793	$ 14,314
Accounts receivable, net	18,171	13,775
Inventories, net	53,614	59,810
Retained beneficial interests in accounts receivable	27,845	28,168
Deferred income tax asset, net	4,688	4,730
Prepaid expenses and other assets	4,255	2,537
Total current assets	120,366	123,334

Notes receivable, net	2,940	4,666
Property, plant and equipment, net	64,156	69,099
Goodwill	183,922	182,464
Retained beneficial interests in financial assets	47,594	30,740
Deferred income tax asset, net	7,269	7,713
Debt issuance costs, net	4,821	6,202
Intangible assets, net	138,073	141,563
Total assets	$ 569,141	$ 565,781

Liabilities and Member(s)' Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$ 576	$ 576
Revolving credit facility	-	-
Accounts payable	35,707	33,973
Other current liabilities	30,882	44,783
Total current liabilities	67,165	79,332

Long-term debt and capital lease obligations	288,803	310,152
Deferred income tax liability, net	5,468	5,485
Other long-term liabilities	22,561	24,934
Total liabilities	383,997	419,903

Commitments and contingencies
Member(s)' equity	185,144	145,878
Total liabilities and member(s)' equity	$ 569,141	$ 565,781

ALLIANCE LAUNDRY HOLDINGS LLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2009	2008	2009	2008

Net revenues:
Equipment and service parts	$ 92,149	$ 116,430	$ 291,779	$ 345,833
Equipment financing, net	626	1,194	(7,714)	4,149
Net revenues	92,775	117,624	284,065	349,982
Cost of sales	64,261	89,549	212,670	259,105
Gross profit	28,514	28,075	71,395	90,877

Selling, general and administrative expense	12,393	13,602	38,921	50,779
Securitization, impairment and other costs, net	(472)	3	6,268	556
Total operating expenses	11,921	13,605	45,189	51,335
Operating income	16,593	14,470	26,206	39,542

Interest expense	5,576	6,962	17,057	22,179
Income before taxes	11,017	7,508	9,149	17,363
Provision for income taxes	1,780	3,303	1,118	6,886
Net income	$ 9,237	$ 4,205	$ 8,031	$ 10,477

ALLIANCE LAUNDRY HOLDINGS LLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Nine Months Ended
	September 30,	September 30,
	2009	2008

Cash flows from operating activities:
Net income	$ 8,031	$ 10,477
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Depreciation and amortization	12,993	14,135
Non-cash interest expense (income)	(1,862)	797
Non-cash (gain) loss on commodity & foreign exchange contracts, net	(2,944)	1,554
Non-cash executive unit compensation	341	2,052
Non-cash income from loan forgiveness	(98)	(262)
Non-cash charge for pension plan accrual	-	479
Deferred income taxes	625	4,760
Other, net	-	222
Changes in assets and liabilities:
Accounts and notes receivable	(2,001)	(4,418)
Inventories	6,838	(11,433)
Retained beneficial interest	(16,531)	(2,742)
Other assets	(4,061)	716
Accounts payable	1,403	(3,504)
Other liabilities	(9,150)	(532)
Net cash provided by (used in) operating activities	(6,416)	12,301

Cash flows from investing activities:
Capital expenditures	(2,296)	(7,153)
Restricted cash	500	(500)
Proceeds on disposition of assets	-	252
Net cash used in investing activities	(1,796)	(7,401)

Cash flows from financing activities:
Principal payments on long-term debt	(21,000)	(15,000)
Change in other long-term debt, net	(342)	(457)
Net increase in revolving line of credit borrowings	-	9,000
Member contributions	27,039	2,806
Net cash provided by (used in) financing activities	5,697	(3,651)

Effect of exchange rate changes on cash and cash equivalents	(6)	(454)

Increase (decrease) in cash and cash equivalents	(2521)	795
Cash and cash equivalents at beginning of period	14,314	10,594
Cash and cash equivalents at end of period	$ 11,793	$ 11,389

Supplemental disclosure of cash flow information:
Cash paid for interest	$ 21,123	$ 23,630
Cash paid for income taxes	$ 1,098	$ 1,395

Reconciliation of Net income to EBITDA and Adjusted EBITDA, and reconciliation of Adjusted EBITDA to Net Cash Provided by (Used in) Operating Activities for the Three Months Ended September 30, 2009 and September 30, 2008 (Dollars in Thousands):

	Three Months Ended
	September 30,	September 30,
	2009	2008

Net income	$ 9,237	$ 4,205
Provision for income taxes	1,780	3,303
Interest expense	5,576	6,962
Depreciation and amortization (a)	4,370	4,466
Non-cash interest income included in amortization above	(463)	(450)
EBITDA	20,500	18,486
Finance program adjustments (b)	487	490
Other non-recurring charges (c)	(472)	3
Other non-cash charges (d)	(935)	95
Adjusted EBITDA	19,580	19,074
Interest expense	(5,576)	(6,962)
Non-cash interest income included in amortization above	463	450
Other non-cash interest	(796)	(89)
Finance program adjustments (b)	(487)	(490)
Other non-recurring charges (c)	472	(3)
Cash taxes paid and payable	411	(423)
Loss on sale of property, plant and equipment	-	187
Other expense	(617)	-
Changes in assets and liabilities	(15,521)	(12,218)
Net cash (used in) provided by operating activities	$ (2,071)	$ (474)

(a) Depreciation and amortization amounts include amortization of deferred financing costs included in interest expense.

(b) We currently operate an off-balance sheet commercial equipment finance program in which newly originated equipment loans are sold to our qualified special-purpose bankruptcy remote entity. In accordance with GAAP, we are required to record gains/losses on the sale of these equipment based promissory notes. In calculating Adjusted EBITDA, management determines the cash impact of net interest income on these notes. The finance program adjustments are the difference between GAAP basis revenues (as prescribed by SFAS No. 125/140) and cash basis revenues. In addition, we recognize mark-to-market adjustments for our retained interests in financial assets which are considered finance program adjustments in our Credit Agreement.

(c) Other non-recurring charges are described as follows:

  Other non-recurring income of $0.5 million for the quarter ended September 30, 2009 consists of $0.5 million related to the Louisville, Kentucky pension plan termination which is included in the securitization, impairment and other costs, net line of our Condensed Consolidated Statements of Income.

(d) Other non-cash charges are described as follows:

  Other non-cash charges for the quarter ended September 30, 2009 consist of $0.9 million of non-cash mark to market gains relating to commodity and foreign exchange hedge agreements, which are included in the cost of sales line of our Condensed Consolidated Statements of Income.
  Other non-cash charges for the quarter ended September 30, 2008 consist of $1.4 million of on-cash mark to market losses relating to commodity and foreign exchange hedge agreements, which are included in the cost of sales line of our Condensed Consolidated Statements of Income partially offset by $1.3 million of lower non-cash expense for management incentive stock options, which is included in the selling, general and administrative expense line of our Condensed Consolidated Statements of Income.

Reconciliation of Net income to EBITDA and Adjusted EBITDA, and reconciliation of Adjusted EBITDA to Net Cash Provided by (Used in) Operating Activities for the Nine Months Ended September 30, 2009 and September 30, 2008 (Dollars in Thousands):

	Nine Months Ended
	September 30,	September 30,
	2009	2008

Net income	$ 8,031	$ 10,477
Provision for income taxes	1,118	6,886
Interest expense	17,057	22,179
Depreciation and amortization (a)	12,993	14,135
Non-cash interest income included in amortization above	(1,381)	(1,484)
EBITDA	37,818	52,193
Finance program adjustments (b)	14,135	896
Other non-recurring charges (c)	6,203	556
Other non-cash charges (d)	(2,538)	3,606
Adjusted EBITDA	55,618	57,251
Interest expense	(17,057)	(22,179)
Non-cash interest income included in amortization above	1,381	1,484
Other non-cash interest	(1,863)	797
Finance program adjustments (b)	(14,135)	(896)
Other non-recurring charges (c)	(6,203)	(556)
Cash taxes paid and payable	(655)	(2,126)
Loss on sale of property, plant and equipment	-	222
Other expense	-	217
Changes in assets and liabilities	(23,502)	(21,913)
Net cash (used in) provided by operating activities	$ (6,416)	$ 12,301

(a) Depreciation and amortization amounts include amortization of deferred financing costs included in interest expense.

(b) We currently operate an off-balance sheet commercial equipment finance program in which newly originated equipment loans are sold to our qualified special-purpose bankruptcy remote entity. In accordance with GAAP, we are required to record gains/losses on the sale of these equipment based promissory notes. In calculating Adjusted EBITDA, management determines the cash impact of net interest income on these notes. The finance program adjustments are the difference between GAAP basis revenues (as prescribed by SFAS No. 125/140) and cash basis revenues. In addition, we recognize mark-to-market adjustments for our retained interests in financial assets which are considered finance program adjustments in our Credit Agreement.

(c) Other non-recurring charges are described as follows:

  Other non-recurring charges for the nine months ended September 30, 2009 consist primarily of $6.3 million of expenses incurred to replace our asset backed lending facility. These costs are included in the securitization, impairment and other costs, net line of our Condensed Consolidated Statements of Income.
  Other non-recurring charges for the nine months ended September 30, 2008 consist of $0.6 million related to the Louisville, Kentucky pension plan termination which is included in the securitization, impairment and other costs line of our Condensed Consolidated Statements of Income.

(d) Other non-cash charges are described as follows:

  Other non-cash charges for the nine months ended September 30, 2009 consist of $2.9 million of non-cash mark to market gains relating to commodity and foreign exchange hedge agreements, which are included in the cost of sales line of our Condensed Consolidated Statements of Income, partially offset by $0.3 million of non-cash expense for management incentive stock options, which is included in the selling, general and administrative expense line of our Condensed Consolidated Statements of Income.
  Other non-cash charges for the nine months ended September 30, 2008 consist of $1.6 million of non-cash mark to market losses relating to commodity and foreign exchange hedge agreements, which are included in the cost of sales line of our Condensed Consolidated Statements of Income and $2.0 million of non-cash expense for management incentive stock options, which is included in the selling, general and administrative expense line of our Condensed Consolidated Statements of Income.

CONTACT:
Alliance Laundry Holdings LLC
Bruce P. Rounds, Vice President CFO
920-748-1634